Exhibit 4.21

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL68491045820307L

Certificate Issued Date	:	25-Sep-2013 11:14 AM

Account Reference	:	IMPACC (IV)/ dl741103/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL74110335256631263936L

Purchased by	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Description of Document	:	Article 5 General Agreement

Property Description	:	Not Applicable

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Second Party	:	MAKEMYTRIP INDIA PVT LTD

Stamp Duty Paid By	:	IBM DAKSH BUSINESS PROCESS SERVICES P L

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

Please write or type below this line

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP (INDIA) PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Thirteenth (13th) Amendment Agreement (“Amendment No. 13”) dated 27th Sep. 2013 to the Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, and 12th Amendment dated July 1, 2013 thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip India Private Limited, a Company registered under the Companies Act, 1956 and having its corporate office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART

And

IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART.

WHEREAS MMTL has entered into the Agreement with IBM and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 13

I.	The Parties hereby agree to add to the existing Section 2.1 of the SoW as under:

IBM shall provide services for a period of 4 months, starting effective date of this Amendment No. 13, to write reviews in English Language for 2000 hotels (basis the inputs provided by MMTL). The same reviews will then be translated in different foreign languages.

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

II.	The Parties hereby agree to add to the existing Section 10 of the SoW as under:

IBM shall bill MMTL for the above services as per the rate table below:

Language	Price Per Review (In INR)	Total Reviews
English	XXXX	2000
German	XXXX	2000
French	XXXX	2000
Italian	XXXX	2000
Spanish	XXXX	2000
Korean	XXXX	2000
Chinese	XXXX	2000
Japanese	XXXX	2000
Thai	XXXX	2000
Russian	XXXX	2000
Arabic	XXXX	2000

The payment shall be made on a monthly basis subject to applicable tax deduction at source and is exclusive of taxes.

Any Material developed under this Amendment No 13 will be considered as Type I material in accordance with the Business Process Outsourcing Services Agreement dated March 05, 2008.

III.	This Amendment No. 13 shall be effective from October 1, 2013 (“Amendment No. 13 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

IV.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 13 by reference.

V.	This Amendment No. 13 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 12 is incorporated into and deemed to be part of the Agreement.

ACCEPTED AND AGREED TO BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited		IBM Daksh Business Process Services Pvt. Ltd.

By:	/s/ JASMEET SINGH	By:	/s/ SUNIL V GUPTA

Name:	JASMEET SINGH	Name:	SUNIL V GUPTA

Title:	HEAD – CUSTOMER CONTACT GROUP	Title:	Director – Finance

Date:	27/9/13	Date:	27/09/2013